UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 19, 2013

Mast Therapeutics, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32157	84-1318182
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12390 El Camino Real, Suite 150, San Diego, California		92130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	858-552-0866

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 19, 2013, the stockholders of Mast Therapeutics, Inc. (the “Company”) approved the Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan (the “2013 Plan”) at the Company’s 2013 Annual Meeting of Stockholders (the “Annual Meeting”) and it became effective as of that date. The Company’s board of directors (the “Board”) approved the 2013 Plan on March 21, 2013, subject to stockholder approval at the Annual Meeting. The Company’s directors and employees, including its principal executive officer, president and principal operating officer, chief medical officer (who is a named executive officer), and principal financial and accounting officer, are eligible to participate in the 2013 Plan.

On June 19, 2013, after the Annual Meeting, the independent members of the Board granted stock option awards under the 2013 Plan to all of the Company’s employees and non-employee directors. The option awards have a 10-year term and an exercise price of $0.50 per share, which is a greater than 10% premium to the fair market value of the Company’s common stock on the grant date based on the closing sale price of $0.45 per share on the NYSE MKT on June 19, 2013. The employee option awards vest and become exercisable over a minimum of a 48-month period from the grant date and the director option awards vest and become exercisable over a 12-month period from the grant date. In December 2012, the Board’s compensation committee had determined to change its general practice of granting employee options once a year at the beginning of the year to a twice-yearly schedule, with one grant generally occurring around the beginning of the year and the other generally occurring around the time of the Company’s annual meeting of stockholders. The sizes of the option awards granted to employees were determined based on what the Company refers to as a “carried interest” framework and a target carried interest percentage for each employee, as described in the Company’s definitive proxy statement for the for the Annual Meeting filed with the Securities and Exchange Commission (“SEC”) on April 29, 2013 (the “Proxy Statement”). The size of the option awards granted to non-employee directors was determined based on the Company’s Director Compensation Policy, adopted on March 21, 2013, as described in the Proxy Statement.

On June 19, 2013, the independent members of the Board also approved the following stock option grant agreement forms, for use under the 2013 Plan for awards to the Company’s non-employee directors and employees, including its executive officers: (a) form of Non-Statutory Stock Option Grant Agreement — Director (for grants to non-employee directors); (b) form of Incentive Stock Option Grant Agreement (for grants to employees); (c) form of Senior Executive Incentive Stock Option Grant Agreement (for grants to the registrant’s chief executive officer and president and chief operating officer); and (d) form of CMO Incentive Stock Option Grant Agreement (for grants to the registrant’s chief medical officer). Copies of the forms described in (a) through (d) in the preceding sentence are attached as Exhibits 10.2, 10.3, 10.4 and 10.5, respectively.

The 2013 Plan amends, restates and renames the Amended and Restated 2008 Omnibus Incentive Plan, which the Company’s stockholders approved at its 2011 annual meeting of stockholders (the “Amended and Restated 2008 Plan”), and, accordingly, no new awards may be granted under the Amended and Restated 2008 Plan, which was the Company’s sole active plan for providing equity compensation to eligible employees, non-employee directors and consultants prior to June 19, 2013. All outstanding awards under the Amended and Restated 2008 Plan and the Company’s 2008 Omnibus Incentive Plan and 2005 Equity Incentive Plan (collectively, the “Prior Plans”) will continue to be governed by under the terms of those plans.

The principal differences between the 2013 Plan and the Amended and Restated 2008 Plan are as follows:

•	Available shares. The number of shares authorized for grant under the 2013 Plan effectively increased the number of shares available for plan awards by 5,750,000 shares. As of the stockholders’ approval of the 2013 Plan, there were 6,539,207 shares of the Company’s common stock available for issuance under the 2013 Plan. Stock options and stock appreciation rights (“SARs”) granted under the 2013 Plan reduce the available number of shares by one (1) share for every one share subject to such award, and other types of awards granted under the 2013 Plan reduce the available number of shares by one and one-half (1.5) shares for every one share subject to such award. Shares that are released from an award granted under the 2013 Plan and any Prior Plan due to forfeiture, expiration or settlement for cash of the award will increase the number of shares available for grant under the 2013 Plan by one (1) share for every one (1) share released from a stock option or SAR and by one and one-half (1.5) shares for every one (1) share released from other types of awards, subject to some exceptions.

•	Plan Expiration. The 2013 Plan will expire on June 19, 2023. The Amended and Restated 2008 Plan was set to expire on June 15, 2021.

•	Eligibility. The 2013 Plan expands participant eligibility to employees and consultants of any parent of the Company. Under the Amended and Restated 2008 Plan, only employees, consultants and non-employee directors of the Company and subsidiaries of the Company were eligible to participate. Currently, there is no “parent” entity of the Company.

•	Annual Limit on Director Awards. The 2013 Plan imposes a limit on awards to non-employee directors such that the aggregate grant date fair value of all awards granted during any 12-month period shall not exceed $3,000,000. The Amended and Restated 2008 Plan did not include this limitation.

•	Definition of Change in Control. Under the Amended and Restated 2008 Plan, a majority of the Board could vote to determine that a change in control (as defined in the plan) had occurred. Such provision was eliminated from the 2013 Plan.

•	No Repricing. The 2013 Plan clarifies that the Board may not, without the approval of the Company’s stockholders, take any action with respect to an option or SAR that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Company’s common stock is traded, including the exchange or cancellation of any option or SAR for another award or the exchange or cancellation of an option or SAR for cash. The Amended and Restated 2008 Plan prohibited the Board from authorizing the exchange of an option or SAR for another award or for cash, but did not explicitly prohibit cancellation of an option or SAR for another award or cash.

•	Forfeiture/Recoupment of Compensation (“Clawback”). The 2013 Plan includes a provision that makes awards subject to “clawback” in certain circumstances, including to the extent required by applicable law and securities exchange listing standards and in accordance with policies adopted by the Company. The Amended and Restated 2008 Plan did not include such a provision.

•	Section 162(m) Performance Criteria and Grant Limits. The 2013 Plan expands upon the potential performance criteria for awards intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”), including by adding to the types of potential financial metrics and clinical- and manufacturing-related achievements. Under the 2013 Plan, the per person limit on awards is (i) 4,000,000 shares subject to stock options or SARs granted during any 12-month period (compared to 2,000,000 shares under the Amended and Restated 2008 Plan), except that in connection with a participant’s initial commencement of services with the Company, that limit is 5,000,000 shares (compared to 2,500,000 shares under the Amended and Restated 2008 Plan), and (ii) for awards other than stock options and SARs that are intended to satisfy the performance-based compensation exception under Section 162(m) of the Code, 3,000,000 shares earned for each 12 months in the vesting or performance period for awards denominated in shares (compared to 1,500,000 shares under the Amended and Restated 2008 Plan), except that in connection with a participant’s initial commencement of services with the Company, that limit is 4,000,000 shares (compared to 2,000,000 shares under the Amended and Restated 2008 Plan). There is no difference between the two plans in regard to the maximum dollar value of $2,000,000 that may be earned by any participant in any 12-month period for awards intended to comply with the performance-based exception under Section 162(m) of the Code.

•	Shares Tendered for Tax Withholdings. Under the 2013 Plan, shares of the Company’s common stock tendered by a participant or withheld by the Company to satisfy tax withholding obligations with respect to awards other than stock options or stock appreciation rights granted under the 2013 Plan or any of the Company’s prior plans will be added to the number of shares available for grant under the 2013 Plan. Under the Amended and Restated 2008 Plan, shares tendered or withheld to satisfy tax withholding obligations with respect to any award were not added back.

•	Option Exercise Procedures. Provided that the Company’s compensation committee consents to it and that the award agreement does not otherwise prohibit it, the 2013 Plan expressly permits full payment of the purchase price of stock options to be made by, in addition to other permissible methods, a net exercise procedure. Under a net exercise procedure, the participant delivers a properly executed exercise notice pursuant to which (i) the Company reduces the number of shares otherwise issuable to such participant upon the exercise of the stock option being exercised by the largest whole number of shares of the Company’s common stock having a fair market value that does not exceed the aggregate exercise price for the shares with respect to which the stock option is exercised, and (ii) the participant pays the Company in cash the remaining balance of such aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. The Amended and Restated 2008 Plan did not expressly permit a net exercise procedure.

A more detailed summary of the 2013 Plan is set forth in “Proposal 3 — Approval of the Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan” in the Proxy Statement. The summary in this report of the principal differences between the 2013 Plan and the Amended and Restated 2008 Plan, and the more detailed summary of the 2013 Plan set forth in the Proxy Statement, are qualified in their entirety by reference to the 2013 Plan, a copy of which is filed as Exhibit 10.1 to this report.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 19, 2013, the Company held the Annual Meeting. The following is a brief description of each matter voted upon at the Annual Meeting and final voting results showing the number of votes cast for and against (or, with respect to Proposal 5, the number of votes cast for 1 Year, 2 Years and 3 Years), as well as the number of abstentions and broker non-votes as to each such matter, as applicable.

Proposal 1 – To elect five directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal:

				Broker
Nominee	For	Against	Abstain	Non-Vote
Brian M. Culley	6,934,335	465,632	399,573	24,111,129
Jack Lief	6,992,736	446,233	360,571	24,111,129
Ted W. Love	6,948,569	451,304	399,667	24,111,129
David A. Ramsay	6,996,234	438,428	364,878	24,111,129
Lewis J. Shuster	6,944,762	494,206	360,572	24,111,129

In accordance with the above results, each nominee was elected to serve as director.

Proposal 2 — To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

			Broker
For	Against	Abstain	Non-Vote
28,879,270	2,277,934	753,465	0

In accordance with the above results, the appointment of PricewaterhouseCoopers LLP was ratified.

Proposal 3 — To approve the Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan:

			Broker
For	Against	Abstain	Non-Vote
6,730,412	815,392	253,736	24,111,129

In accordance with the above results, the Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan was approved.

Proposal 4 – To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement:

			Broker
For	Against	Abstain	Non-Vote
6,669,855	882,767	246,918	24,111,129

In accordance with the above results, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement, was approved on an advisory basis.

Proposal 5 – To indicate, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstain
3,420,902	277,404	3,790,660	310,574

In accordance with the above results, the stockholders indicated, on an advisory basis, that the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers is once every three years.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The list of exhibits called for by this Item is incorporated by reference to the Exhibit Index filed with this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mast Therapeutics, Inc.

June 21, 2013	By:	/s/ Patrick L. Keran

Name: Patrick L. Keran
Title: President and Chief Operating Officer

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Exhibit Index

Exhibit No.	Description

10.1	Mast Therapeutics, Inc. 2013 Omnibus Incentive Plan
10.2	Form of Non-Statutory Stock Option Grant Agreement - Director (for grants to non-employee directors) under the 2013 Omnibus Incentive Plan
10.3	Form of Incentive Stock Option Grant Agreement (for grants to employees) under the 2013 Omnibus Incentive Plan
10.4	Form of Senior Executive Incentive Stock Option Grant Agreement (for grants to the registrant’s chief executive officer and president and chief operating officer) under the 2013 Omnibus Incentive Plan
10.5	Form of CMO Incentive Stock Option Grant Agreement (for grants to the registrant’s chief medical officer) under the 2013 Omnibus Incentive Plan